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                      CONSOLIDATED FREIGHTWAYS CORPORATION
                     SIGNIFICANT SUBSIDIARIES OF THE COMPANY
                                  June 30, 1996


The Company and its significant subsidiaries were:

                                            STATE OR
                             PERCENT OF     PROVINCE OR
PARENT AND                   STOCK OWNED*   COUNTRY OF               DBA
SIGNIFICANT SUBSIDIARIES     BY COMPANY     INCORPORATION            NAMES
------------------------     ----------     -------------            -----

Consolidated Freightways
    Corporation                             Delaware


Significant Subsidiaries of
   Consolidated Freightways
   Corporation

Consolidated Freightways         100        Delaware          Nashville
   Corporation of Delaware                                    Merchandise Store

Canadian Freightways Limited     100        Alberta, Canada   CF Parcel Express,
                                                              CF Parcel Service



*Directly or indirectly